UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 9, 2016

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda
(State of Incorporation)

001-35784
(Commission File Number)

98-0691007
(I.R.S. Employer Identification Number)

7665 Corporate Center Drive Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(305) 436-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On December 9, 2016, the Board of Directors (the “Board”) of Norwegian Cruise Line Holdings Ltd. (“NCLH”) determined that effective as of January 1, 2017, Ms. Stella David will be appointed as a member of the Board. The Board has determined that Ms. David qualifies as an independent director pursuant to the rules and regulations of the United States Securities and Exchange Commission and the NASDAQ Stock Market.

       The Board will also appoint Ms. David to the Nominating and Governance Committee of the Board (the “Committee”).  Following such appointment, the members of the Committee will be Mr. David Abrams, Chairperson, Mr. John Chidsey and Ms. Stella David.

       Pursuant to NCLH’s Directors’ Compensation Policy, Ms. David will receive the following compensation: (i) an annual cash retainer of  $100,000, payable in four equal quarterly installments, (ii) $10,000 for each Board or Committee meeting located outside of her country of residence (the United Kingdom) and attended in-person, (iii) an annual restricted share unit (“RSU”) award on the first business day of each calendar year, beginning with 2017, valued at $125,000 on the date of the award, which will vest in one installment on the first business day of the next calendar year.  Ms. David will have the option to elect to receive all or a portion of her $100,000 annual cash retainer in the form of RSUs in lieu of cash.

Item 7.01. Regulation FD Disclosure.

       On December 12, 2016, NCLH issued a press release regarding the appointment. A copy of the press release is furnished as Exhibit 99.1 to this report.

       Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 12, 2016.